CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-259093) of C21 Investments Inc. (the “Company”) of our report dated July 24, 2024, which includes a paragraph as to the reclassification of the 2023 financial statements to conform to the current year presentation, relating to the consolidated financial statements of the Company as of and for the year ended January 31, 2024, included in this Annual Report on Form 20-F for the year ended January 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 24, 2024